Registration No. 333 -

               Securities and Exchange Commission
                     Washington, D.C.  20549

             _______________________________________

                            Form S-8
                     Registration Statement
                              Under
                   The Securities Act of 1933

             _______________________________________

                      BellSouth Corporation

          A Georgia                     I.R.S. Employer
          Corporation                   No. 58-1533433

                   1155 Peachtree Street, N.E.
                  Atlanta, Georgia  30309-3610
                  Telephone Number 404 249-2000

         ______________________________________________

                            BellSouth
                  Employee Stock Purchase Plan

         _______________________________________________

                       Agent for Service:

                          R. Kevin Todd
                      BellSouth Corporation
                         15G03 Campanile
                   1155 Peachtree Street, N.E.
                  Atlanta, Georgia  30309-3610
                  Telephone Number 404 249-3035

          ____________________________________________

                 Calculation of Registration Fee

                            Proposed     Proposed
 Title of      Amount       Maximum      Maximum      Amount of
Securities      To Be       Offering    Aggregate    Registration
  To Be      Registered      Price       Offering        Fee
Registered                 Per Share      Price
  Common       900,000     $64.03(c)  $57,628,125(c)   $17,000 (c)
   Stock,      shares (b)
par value $1
per share (a)

(a)  Includes preferred stock purchase rights under the BellSouth
  Corporation Shareholder Rights Agreement.

(b) If, prior to the completion of the distribution of the Common Stock covered by this registration statement, additional shares of such Common Stock are issued or issuable as a result of a stock split or stock dividend, this registration statement shall be deemed to cover such additional shares resulting from the stock split or stock dividend pursuant to Rule 416.

(c)   The  price per share was estimated in accordance with  Rule
  457(c) and (h) for purposes of calculating the registration fee.

                             Part II

       Information required in the registration statement

Item 3.     Incorporation of Documents by Reference.

The contents of Registration Statement No. 333-01429, except Items 5, 8 and 9 which are superseded by the information below, are hereby incorporated herein by reference.


Item 5.     Interests of Named Experts and Counsel.

Charles R. Morgan, Executive Vice President and General Counsel of BellSouth is passing upon the legality of the Common Stock.


Item 8.      Exhibits.

 Exhibit
  Number
    5       Opinion of Charles R. Morgan.

    23      Consent of Coopers & Lybrand L.L.P.

   23a Consent of Charles R. Morgan (contained in opinion filed as Exhibit 5).

    24      Powers of Attorney.



Item 9.        Undertakings.

(a)  BellSouth hereby undertakes:

     (i) to file during any period in which offers or sales are being made, a post-effective amendment to this registration statement to  include any material information with respect to the plan  of
distribution   not  previously  disclosed  in  the   registration
statement or any material change to such information in the registration statement;

     (ii) that, for the purposes of determining any liability under the Securities Act of 1933
(the Securities Act), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

     (iv) that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities
Exchange   Act   that  is  incorporated  by  reference   in   the
registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of BellSouth pursuant to the foregoing provisions, or otherwise, BellSouth has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by BellSouth of expenses incurred or paid by a director, officer or controlling person of BellSouth in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, BellSouth will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           Signatures

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta and State of Georgia, on the 31st day of March, 1998.

                      BellSouth Corporation

                  By  /s/ W. Patrick Shannon
                      W. Patrick Shannon
                      Vice President and Controller

Pursuant to the requirements of the Securities Act, this registration statement or amendment thereto has been signed below by the following persons in the capacities and on the date indicated.

Principal Executive Officer:
F. Duane Ackerman*
Chairman of the Board,
President and Chief Executive
Officer

Principal Financial Officer:
Ronald M. Dykes*
Executive Vice President and
Chief Financial Officer

Principal Accounting Officer:
W. Patrick Shannon*
Vice President and Controller


Directors:
     F. Duane Ackerman*          Leo F. Mullin*
     Reuben V. Anderson*         Robin B. Smith*
     James H. Blanchard*         C. Dixon Spangler, Jr.*
     J. Hyatt Brown*             William S. Stavropoulos*
     Armando M. Codina*          Ronald A. Terry*
     Phyllis Burke Davis*        J. Tylee Wilson*
     John G. Medlin, Jr.*


                             By   /s/ W. Patrick Shannon
                                 W. Patrick Shannon
                                 (Individually and as Attorney-
                                 in-Fact)
                                 March  31, 1998


                        *by power of attorney

                          EXHIBIT INDEX

 Exhibit
  Number
    5       Opinion of Charles R. Morgan.

    23      Consent of Coopers & Lybrand L.L.P.

   23a Consent of Charles R. Morgan (contained in opinion filed as Exhibit 5).

    24      Powers of Attorney.